SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 820, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

Note and Warrants.

On December 15, 2010, Alamo Energy Corp. (the “Registrant”) borrowed an additional $75,000 from Eurasian Capital Partners Limited (“Eurasian”) pursuant to the original $2,000,000 Note and Warrant Purchase Agreement with Eurasian entered into in November 2009. The Registrant issued a senior secured convertible promissory note to Eurasian in the amount of $75,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share.  This brief description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report. In connection with the Note, Eurasian also received warrants to purchase seventy-five thousand (75,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.  This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.2 to this report.

The Note and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants.

Item 7.01 Regulation FD Disclosure.

On December 15, 2010, the Registrant intends to issue a press release to announce that the Registrant exercised an option to participate in the recompletion of the well WVIC D-12 as described below in Item 8.01. A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 15, 2010, the Registrant exercised an option to participate in the recompletion of the well WVIC D-12, pursuant to the Participation Agreement with Allied Energy, Inc. dated August 2, 2010 (“Participation Agreement”), as amended on October 15, 2010 (“Amendment”). The well WVIC D-12 is included in the Eco Forrest Lease, which is located on approximately 493 acres in Ritchie County, West Virginia.

The Participation Agreement is included as an exhibit to the Registrant’s current report on Form 8-K, which was filed on August 5, 2010, and is incorporated by reference herein.  The Amendment is included as an exhibit to the Registrant’s current report on Form 8-K, which was filed on October 20, 2010, and is incorporated by reference herein.
 Item 9.01 Exhibits.
The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Senior Secured Convertible Promissory Note.
10.2	Form of Warrants.
99.1	Press release dated December 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: December 15, 2010	By:	/s/ Philip Mann
Philip Mann Chief Financial Officer